UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 7, 2012

GUESS?, INC.
(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

1-11893	95-3679695
(Commission File Number)	(IRS Employer Identification No.)

1444 S. Alameda Street, Los Angeles, California 90021
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (213) 765-3100

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(c) Effective December 7, 2012, Nigel Kershaw, Vice President of Finance & Accounting and Treasurer of Guess?, Inc. (the “Company”), was also appointed as the Company's Interim Chief Financial Officer (and Interim Principal Financial and Accounting Officer). Mr. Kershaw succeeds Dennis R. Secor, who resigned from his positions with the Company effective December 7, 2012, as previously announced on November 1, 2012.

Mr. Kershaw, 41, joined the Company in October 2005 as Vice President and Corporate Controller. He subsequently served in a number of roles of increasing responsibility, including most recently as Vice President of Finance & Accounting and Treasurer. Mr. Kershaw joined the Company from The Walt Disney Company, where he held managerial positions overseeing global reporting and consolidation and transaction support functions. He began his career at PricewaterhouseCoopers, where he served in both the Audit Division and the Transaction Services M&A Division, including time spent in the U.S, U.K. and South Africa.

There are no family relationships between Mr. Kershaw and any director or executive officer of the Company and Mr. Kershaw does not have a direct or indirect material interest in any transaction or arrangement in which the Company is a participant.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, Guess?, Inc. has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 12, 2012	GUESS?, INC.

By: /s/ Paul Marciano

Paul Marciano
Chief Executive Officer and Vice Chairman

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